                             SCHEDULE 14 INFORMATION
                       Proxy Statement Pursuant to Section
                        14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section. 240.14a-11(c) or Section.
    240.14a-12

                                O.I. CORPORATION
                -----------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                Bowne of Houston
                -----------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title or each class of securities to which transaction applies:


          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);


          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------
     5)   Total Fee Paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 ----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                       ------------------------
     3)   Filing Party:
                       --------------------------------------------------------
     4)   Date Filed:
                     ----------------------------------------------------------

                                O. I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 2000



TO THE SHAREHOLDERS OF O. I. CORPORATION:

You are hereby notified that the Annual Meeting of Shareholders of O. I. Corporation will be held on Wednesday, May 10, 2000 at 2:00 p.m. at the Houston Airport Marriott, 18700 Kennedy Blvd., Houston, Texas, for the purposes of considering and voting upon the following matters proposed by the Board of
Directors:

                    (i) the election of directors;

                    (ii) the ratification of the appointment of independent
               public accountants; and

                    (iii) the transaction of such other business as may properly come before the meeting.

The stock transfer books will not be closed, but only shareholders of record at the close of business on March 13, 2000, will be entitled to notice of and to vote at the meeting.

After completing the business of the meeting, we will discuss fiscal year 1999 results and the current outlook for the Company. There will be a period for questions and discussion with the Company's officers and directors.

If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at the meeting; therefore, PLEASE DATE, SIGN AND IMMEDIATELY RETURN YOUR PROXY CARD IN THE POST-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time prior to exercise.


                                            By Order of the Board of Directors




                                            Jane A. Smith
                                            Vice President-Corporate Secretary



April 10, 2000

                                O. I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010


                                 PROXY STATEMENT


This Proxy Statement is furnished to the shareholders of O. I. Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders to be held on May 10, 2000. It is first being mailed to shareholders on or about April 10, 2000. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

The Company will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All further solicitations will be made by either the Company's transfer agent or by regular employees of the Company, neither of whom will be additionally compensated therefor.


                               GENERAL INFORMATION

The mailing address of the Company's principal executive offices is O. I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010. The Company's telephone number is (979) 690-1711, and its fax number is (979) 690-0440.


                          VOTING SECURITIES OUTSTANDING

As of March 13, 2000, there were 3,003,846 shares of common stock, par value $0.10 per share, ("Common Stock"), of the Company issued and outstanding, and each share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 13, 2000, will be entitled to vote at the meeting. Shares not voted on matters, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. Shares abstaining from voting will be treated as votes cast with respect to those matters, and therefore will have the effect of votes against any such matter.

In the absence of a quorum (1,501,924 shares) at the meeting, either in person or by proxy, the meeting may be adjourned from time to time for not more than 29 days, without notice, other than announcement at the meeting, until a quorum shall be formed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of March 13, 2000, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named below under "Election of Directors-Compensation of Executive Officers," and (iv) all directors, director nominees and executive officers of the Company as a group.

===========================================================================================================
                      NAME AND BUSINESS ADDRESS                        AMOUNT AND NATURE OF       PERCENT
                         OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP       OF CLASS
--------------------------------------------------------------      -----------------------      ----------
William W. Botts                                                           373,734 (1)             11.91%
     President, Chairman of the Board, Chief Executive Officer
     P.O. Box 9010
     College Station, TX  77842-9010

Heartland Advisors, Inc.                                                   326,500 (2)              10.4%
     789 North Water Street
     Milwaukee, WI  53202

Dimensional Fund Advisors, Inc.                                            262,200 (3)              8.33%
     1299 Ocean Avenue
     Santa Monica, CA 90401

Jack S. Anderson, Director                                                  24,564 (4)               *

Edwin B. King, Director                                                     17,564 (5)               *

Craig R. Whited, Director                                                   94,664 (6)              3.1%

Mark G. Whiteman, Vice President                                            40,000 (7)              1.3%

Directors and executive officers as a group (7 persons)                    576,359 (8)             17.95%
===========================================================================================================


----------

     *    Beneficial ownership of less than 1% of the class is omitted.

     (1)  Includes 131,667 shares subject to presently exercisable options.

     (2) As of January 27, 2000, Heartland Advisors, Inc. has sole dispositive power as to all 326,500 shares, which are beneficially owned. All shares are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

     (3) As of February 4, 2000, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 262,200 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     (4)  Includes 7,000 shares subject to presently exercisable options.

     (5)  Includes 5,000 shares subject to presently exercisable options.

     (6)  Includes 4,000 shares subject to presently exercisable options.

     (7)  Presently exercisable options.

     (8)  Includes 205,500 shares subject to presently exercisable options.

                              ELECTION OF DIRECTORS

PROPOSAL 1: THE BOARD OF DIRECTORS HAS NOMINATED AND URGES YOU TO VOTE FOR THE FOUR NOMINEES LISTED BELOW. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

At the meeting, four (4) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified, in accordance with the provisions of the bylaws. The shareholders are being asked to vote for the election of Messrs. Anderson, Botts, King, and Whited. Unless otherwise marked, the shares represented by the enclosed proxy will be voted "FOR" the election as directors of the four (4) nominees named above. The proxy cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such person as may be determined by the holders of such proxy.


NOMINEES FOR BOARD OF DIRECTORS

The nominees to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified, and certain information with respect to the business experience of each nominee during the last five years, is set forth below.

WILLIAM W. BOTTS (57). Mr. Botts has served as President of the Company since February 1, 1985, Chief Executive Officer of the Company since July 19, 1985, and Chairman of the Board of Directors of the Company since May 26, 1986.

JACK S. ANDERSON (74). Mr. Anderson has served on the Board of Directors since 1980. From October 1983 until the present, he has served as President of Jasada Corporation, an investment firm located in Houston, Texas. Mr. Anderson serves as a director of Shoreline, Inc. located in Taft, Texas, and as Chief Executive Officer of FMI, Inc. located in Houston, Texas, each of which are privately owned companies.

EDWIN B. KING (72). Mr. King has served on the Board of Directors since February 1995. From 1984 to present, Mr. King has served as Vice President and Director of Scientific Management, Inc., which has been engaged in management consulting and personnel testing and evaluation. From September 1999 to the present, Mr. King has served as an officer and director of PayMate.net Corporation, an Internet-based point of sale system. From June 1999 to the present, he has served as an officer and director of Analytical Magnetic Instruments, Inc., a magnetic instruments manufacturer. From January 2000 to the present, he has served as an officer and director of SafeFood Technologies, Inc., a research and development firm for sterilization equipment and processes. From 1984 to 1996, Mr. King held the position of President and CEO, director, and majority owner of Asoma Instruments, Inc. of Austin, Texas, an analytical instrument manufacturer. Mr. King resigned as President of Asoma Instruments, Inc. in mid-1996, and remained CEO, director and majority owner until he sold the company in 1998. From 1984 to 1997, Mr. King held the position of President, co-owner, and director of Jumbo Mining Company, a gold mining company whose principal operations are located in Winnemucca, Nevada and Delta, Utah. He also served as director and President of Asoma (Utah) Inc. from 1982 to 1997 and WTC Engineering Inc. of Bozeman, Montana and director and Vice President of Asoma Tower, Inc. On November 10, 1997, Jumbo Mining Company and Asoma (Utah) Inc. filed for protection under Chapter 7 of the U.S. Bankruptcy Code. Mr. King was a majority stockholder and executive officer of each corporation, as well as one of the principal creditors of each corporation.


CRAIG R. WHITED (53). Mr. Whited has served on the Board of Directors of the Company since May 1996. From 1988 to the present, Mr. Whited has served as President, Chief Executive Officer, and director of The Oxford Group, Inc., a management and financial consulting firm, with offices in both Los Angeles, California and Las Vegas, Nevada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

During fiscal 1999, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company,
(ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

Directors are elected at each annual meeting of shareholders and serve until a successor shall be elected and qualified at an appropriate annual meeting of the shareholders. Vacancies may be filled by an affirmative vote of the majority of the remaining directors. The Company's Board of Directors met six times during 1999. The Board of Directors has a standing Stock Option and Compensation Committee and Finance and Audit Committee. The Company does not have a Nominating Committee. During 1999, the Stock Option and Compensation Committee met once, and the Finance and Audit Committee met twice. Each member of the Board of Directors attended all the meetings of the Board of Directors and the committees of which such person was a member during 1999.

STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee (the "Compensation Committee") consists of Messrs. Anderson, King, and Whited. Functions of this committee are to approve and recommend to the Board of Directors the approval of remuneration arrangements of directors and senior management personnel, adopting, subject to Board approval, compensation plans for officers and directors and administering and granting benefits pursuant to such plans.

FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee consists of Messrs. Anderson, King, and Whited. The function of this committee is to (A) investigate and study matters relating to the operations and finances of the Company, (B) meet periodically with the Company's management and its independent public accountants to review (i) their reports relating to their examination of the financial statements and of the internal accounting control systems of the Company, (ii) their recommendations for strengthening internal controls and improving operating procedures and (iii) compliance by Company personnel with Company policies relating to various governmental laws and regulations dealing with ethics, conflicts of interest and disbursements of corporate funds, and (C) to give advice and make recommendations with respect to such matters.


COMPENSATION OF DIRECTORS

During 1999, all non-employee directors received a fee of $2,000 for each regular Board of Directors meeting attended and $500 for each committee meeting and special Board of Directors meeting attended. Directors who are also officers or employees of the Company receive no additional compensation for attendance at such Board or committee meetings. For the fiscal year ended December 31, 1999, directors fees paid were: Mr. Anderson, $13,500; Mr. Botts, $0; Mr. King, $13,500; and Mr. Whited, $13,500. In addition, Mr. Anderson and Mr. King received consulting fees of $4,000 and $8,250, respectively for assistance provided to the Company in conducting due diligence and evaluating a potential acquisition being considered by the Company. After evaluation, the Company decided it would not pursue such potential acquisition.

Pursuant to the Company's 1993 Incentive Compensation Plan (the "1993 Plan"), each non-employee director shall be granted annually a stock option for 1,000 shares at an exercise price determined by the fair market value of a share of Common Stock on the day of grant, which shall be the day of Company's Annual Meeting of Shareholders. The options (i) vest six months from the date of grant,
(ii) are exercisable to the extent vested until (a) three months following termination of service as a director for reasons other than retirement, disability, death or cause or (b) generally, twelve months following termination of service as a director for retirement, disability or death; (iii) have a term of ten years and; (iv) are exercisable in full following a "Change in Control" event (as defined in the 1993 Plan).

On May 10, 1999, the day of the 1999 Annual Shareholders Meeting, each non-employee director was granted options to purchase 1,000 shares of the Company's common stock under the 1993 Plan as described above.


COMPENSATION OF EXECUTIVE OFFICERS

The following table lists, for the year ended December 31, 1999, cash compensation paid by the Company to each of the most highly compensated executive officers whose cash compensation exceeded $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

============================================================================================
                                                                  LONG-TERM
                                      ANNUAL COMPENSATION       COMPENSATION
                                                                   AWARDS
                                  ---------------------------   -------------
                                                                  SECURITIES
                                                                  UNDERLYING      ALL OTHER
                                   SALARY             BONUS     OPTIONS/SARS    COMPENSATION
PRINCIPAL POSITION        YEAR       ($)              ($)          (#)(1)          ($)(2)
---------------------     ----    ----------       ----------   -------------    ------------
William W. Botts           1999   $  159,767       $      -0-          30,000    $    19,901
  President/Chief          1998   $  155,385       $   50,000          30,000    $    22,651
  Executive Officer        1997   $  138,308       $      -0-          10,000    $    20,759

Mark G. Whiteman           1999   $  120,355       $      -0-           4,000    $     4,357
  Vice President           1998   $  119,039       $   28,750           8,000    $     3,049
                           1997   $   85,885(3)    $      -0-          52,000    $    29,936
============================================================================================

----------

(1)  No SARs were granted to the named executives.

(2) The amounts in this column represent contributions to the 401K Plan. At the end of each fiscal year, the Company makes a discretionary contribution to its 401(k) Plan. Contributions for Mr. Botts in 1999, 1998, and 1997 were $4,532, $7,651, and $5,759, respectively. Contributions for Mr. Whiteman in 1999 and 1998 were $4,174 and $3,049, respectively. Also included in this column is a life insurance premium in the amount of $15,000 per year for Mr. Botts and relocation costs of $29,401 reimbursed to Mr. Whiteman in 1997.

(3) Mr. Whiteman's compensation reflects approximately nine months of employment.

The following table sets forth certain information with respect to stock options granted to the indicated persons between January 1, 1999 and December 31, 1999.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR



===========================================================================================================================
                                    INDIVIDUAL GRANTS                                             POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------           VALUE AT ASSUMED
                           NUMBER OF       % OF TOTAL                                            ANNUAL RATES OF STOCK
                          SECURITIES      OPTIONS/SARs                                           PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO       EXERCISE OR                             OPTION TERM (2)
                         OPTIONS/SARS     EMPLOYEES IN      BASE PRICE                      -------------------------------
      NAME              GRANTED (#)(1)     FISCAL YEAR        ($/SH)      EXPIRATION DATE      5%($)              10%($)
--------------------    --------------   --------------    ------------   ---------------   ------------       ------------
William W. Botts                30,000(1)            42%   $      5.625   Jan. 25, 2009     $    106,126       $    268,944
Mark G. Whiteman                 8,000(2)            11%   $      5.625   Jan. 25, 2009     $     28,300       $     71,718
===========================================================================================================================

----------

(1) Options vest 25% annually from date of grant. No SARs were granted. Exercisability may be accelerated upon the occurrence of a "Change in Control Event" (as defined in the Company's 1993 Incentive Compensation
     Plan).

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value. The disclosure assumes the option will be held for the full ten-year term prior to exercise. Such option may be exercised prior to the end of such ten-year term.

The following table provides information on option exercises in fiscal 1999 by the named executive officers and the values of such officers' unexercised options at December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

======================================================================================================================
                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                 IN-THE-MONEY
                             SHARES                           OPTIONS/SARs AT                  OPTIONS/SARs AT
                            ACQUIRED                         DECEMBER 31, 1999                DECEMBER 31, 1999
                               ON           VALUE     -----------------------------   --------------------------------
        NAME                EXERCISE      REALIZED    Exercisable     Unexercisable   Exercisable        Unexercisable
------------------------  ------------  ------------  -----------     -------------   -----------        -------------
William W. Botts             15,000       $ 9,375       131,667          33,333        $ 82,113              $ -0-
======================================================================================================================


CERTAIN TRANSACTIONS, EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

Under the terms of an employment agreement with the Company effective May 1, 1999 and terminating December 31, 2001, Mr. Botts is performing executive duties as President and Chief Executive Officer of the Company. Compensation paid pursuant to this agreement includes an annual salary as determined by the Board of Directors (such amount is included in the Summary Compensation Table above), a life insurance policy, and the use of a company vehicle. The employment agreement remains in effect until its expiration date, unless Mr. Botts dies, becomes disabled or violates his duty of loyalty to the Company, or following a change in control of the Company. Commencing on January 1, 2000 and on each January 1 thereafter the term of Mr. Botts' employment agreement (the "Term") shall automatically be extended one additional year unless, not later than September 30 of the preceding year, the Company's Board of Directors shall give written notice to Mr. Botts that the Term shall cease to be so extended. In no event will the Term extend beyond the end of the calendar month in which Mr. Botts' 65th birthday occurs. If Mr. Botts is terminated for any reason other than Misconduct or Disability (both as defined in the employment agreement), he will continue to be compensated for the remainder of the term of the employment agreement and to receive coverage under the Company's life, disability, accident and group health insurance plans. Additionally, Mr. Botts may receive the same benefits if he terminates his employment for Good Reason (as defined in the employment agreement).

Under the terms of an employment agreement with the Company effective March 15, 1997, Mr. Whiteman is performing duties as Vice President/General Manager of the Company. Compensation paid pursuant to this agreement includes an annual salary as determined by the Board of Directors (such amount is included in the Summary Compensation Table above), and the use of a company vehicle. The employment agreement is terminable at the option of the Company, provided the Company gives Mr. Whiteman ten days written notice. If Mr. Whiteman is terminated for any reason other than cause (as defined in the agreement), he will continue to be compensated for six months from the date of termination.

In addition to the above, Mr. Botts and Mr. Whiteman have entered agreements with the Company relating to a split dollar life insurance policy owned by the Company and on which the Company is entitled to full repayment of any premiums paid at the time of their termination or death.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representation by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1999, its officers and directors were in compliance with all applicable Section 16(a) filing requirements.


                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

The Company's primary business objective is to maximize shareholder value over the long term. To help accomplish this objective, the Committee has developed an overall executive compensation philosophy with goals as follows:

           o   Attract, retain, and motivate key executives;

           o   Reward performance rather than create a sense of entitlement;

           o   Align executive and shareholder interests by stock ownership;

           o Assure that objectives for corporate and individual performance are established and measured.

For comparison of peer company performance, and in order to maintain consistency in the Company's method of determining executive compensation, the Company uses a method for selecting comparable companies, which includes searches in various data bases from the NASDAQ National Market System, Media General Financial Services, and Standard Industrial Classification (SIC) Codes 382 (Laboratory and Analytical Instruments) and 3823 (Process Control Instruments). Management believes that SIC Code 382 contains companies that most closely represent an established grouping of which the Company may be called a peer. The Company was not able to obtain compensation information for all of the companies in SIC Code 382; however, certain companies within such classification [including Arizona Instruments (AZIC), CEM (CEMX), Barringer (BARR), Isco (ISKO), Mesa Labs Inc.
(MLAB), Modern Controls (MOCO), and TSI, Inc. (TSII)] were compared to the Company in terms of growth in revenue, operating profit, net income, earnings per share, average return on assets and equity and compensation of executive management. The Committee desires to set executive compensation to correspond to a range of what is believed to be between the mid-to-high end of compensation ranges for executives in such companies, with further consideration based on the Company's performance compared to such companies. It should be noted, however, that the CEO and other executive officers are at risk for compensation through both bonuses and stock option appreciation, as reflected in the 1998 and 1999 compensation.

BASE SALARIES

The Committee reviews annually each executive's base salary. Base salaries are targeted at median levels for public companies of O.I. Corporation's relative size, as discussed above, but are determined primarily by individual performance relative to achieving Company goals. It is believed that base salaries paid in 1999 to the named executive and the CEO were consistent with such policy.

When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values; contribution to the Company's financial performance; developing and executing a strategic plan for growth in revenues and net income; improving product quality; specific job responsibilities, prior experience, job knowledge, and performance appraisals for each executive. No specific weights have been assigned to the various factors.

During 1999, most markets served by the Company remained soft, and substantial consolidation occurred among the buyers to whom the Company sells its products; therefore, management performance was evaluated on an officer's ability to change strategy and cope with these market conditions, including his or her ability to hold market share, contain cost, seek new business opportunities, and maintain customer satisfaction, as well as develop new products and acquire additional products or businesses.

The base salary of Mr. William W. Botts (Chairman of the Board, CEO, and President of the Company) and other executives of the Company were reviewed at the January 31, 2000 meeting of the Compensation Committee. In view of the Company not meeting certain predetermined financial goals relating to growth in sales, net income, and earnings per share for the 1999 fiscal year, the Compensation Committee decided there would be no increase in Mr. Botts' base salary of $165,000 per year, which was set by the Compensation Committee on January 25, 1999.

Mr. Whiteman, Vice President/General Manager of the Company, received no base salary increase because of the Company not meeting certain predetermined financial goals relating to growth in sales, net income, and earnings per share for the 1999 fiscal year. Therefore, the Compensation Committee decided that Mr. Whiteman's salary would continue at $125,000, which was set by the Compensation Committee on January 25, 1999.

ANNUAL CASH INCENTIVES

Annual cash bonuses provide executives with direct financial incentives to achieve corporate and individual performance goals. Bonuses for each executive are determined by the extent to which the Company met its financial goals for growth in revenue, operating profit, net income, earnings per share, and average return on assets and equity. Performance is also judged on the achievement of business plan goals relating to improving product quality and productivity and growth through new product development and acquisitions. No specific weights have been assigned to the various factors.


During 1999, the Company achieved sales growth; however, even though profitable, it did not achieve consolidated operating profit goals for 1999. As shown in the Summary Compensation Table on page 5 of this Proxy Statement, Mr. Botts and Mr. Whiteman did not receive a bonus.

LONG-TERM INCENTIVES (STOCK OPTIONS)

Long-term incentives are provided pursuant to the 1993 Plan. The Committee determines annually the total amount of options that will be made available to the Company's executives. The amount of options granted each year are based on the executive's total compensation package and reflect the desire of the Compensation Committee to encourage equity ownership by the Company's executives in order to provide an appropriate link to the interest of the shareholders, to reward prior performance, and to provide long-term incentive award opportunities.

The stock option grants for 1999 were determined based on the performance of each executive with respect to their contribution to the Company's financial performance, measured as discussed above, together with an appraisal of the extent to which pre-established objectives were achieved, as well as the Committee's perception of the executive's ability and potential to contribute to the growth and profitability of the Company, to identify changing business conditions (such as market changes and competitive threats), and to respond with appropriate business strategies. No specific weights have been assigned to the foregoing factors.

As compensation for performance in 1999, grants covering 30,000 shares were made to Mr. Botts and 4,000 to Mr. Whiteman as reflected in the Summary Compensation Table on page 5 of this proxy statement. This decision was based on the Committee's desire to ensure Mr. Botts' and Mr. Whiteman's long-term perspective for Company stock price performance. A total of 25,400 shares were granted to other employees.

SUMMARY

The Committee believes that the incentive compensation program for the executives of the Company is comparable to the compensation programs provided by comparable companies and serves the best interest of the shareholders of the Company. The Committee also believes that annual performance pay is appropriately linked to individual performance, the Company's annual financial performance, and shareholder value. The Company intends to continue its program for setting executive compensation as outlined above.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report is given by the following members of the Compensation
Committee:


Jack S. Anderson

Edwin B. King

Craig R. Whited

                        FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG O. I. CORPORATION, NASDAQ MARKET INDEX,
                              AND PEER GROUP INDEX

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and peer group index consisting of public companies with the Company's Standard Industrial Classification ("SIC") Code (Laboratory and Analytical Instruments) for the period of five years beginning at the beginning of fiscal year 1994. The SIC Code for Laboratory and Analytical Instruments includes over ninety (90) issuers, such as Arizona Instruments, Barringer Technologies, Bioanalytical, CEM, Isco, Mesa Labs, Modern Controls, and TSI.




                                    [GRAPH]



                          1994       1995        1996          1997       1998        1999
                          ----       ----        ----          ----       ----        ----
OI Corporation            100          76          92           113        144         102
SIC Code 382              100         148         176           202        192         281
NASDAQ Market Index       100         130         161           197        278         490

The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY SELECTED PRICEWATERHOUSECOOPERS AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SUCH FIRM, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR 2000. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000, subject to ratification by the Company's shareholders. PricewaterhouseCoopers has served as the Company's independent public accountants since May 1992. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

                              SHAREHOLDER PROPOSALS

No shareholder's proposals were received for inclusion in this Proxy Statement. The Company has adopted Bylaw provisions which require the nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting. In order to be timely for next year's annual meeting such notice must be delivered between February 9, 2001 and March 11, 2001. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2001 annual meeting of Stockholders.

A proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than January 10, 2001 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

Management knows of no other matters to be brought before the annual meeting of shareholders at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

The accompanying form of proxy has been prepared at the direction of the Board of Directors of the Company, of which you are a shareholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

The management of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it immediately. You may revoke your proxy and vote in person if you are able to attend.

                                            O. I. CORPORATION

                                            By Order of the Board of Directors


                                            Jane A. Smith
                                            Vice President-Corporate Secretary


April 10, 2000

PROXY                         O.I. CORPORATION                           PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) William W. Botts and Jane A. Smith, and each of them, lawful attorneys and proxies of the undersigned to vote as Proxy at the Annual Shareholders' Meeting of O.I. Corporation (herein the "Company") to be held on Wednesday, May 10, 2000, and any adjournment(s) thereof according to the number of votes owned by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PROPOSAL 1:       The Election of Directors.

     [ ] FOR all nominees       [ ] FOR all nominees (except as listed below)

                                [ ] WITHHOLD AUTHORITY to vote for all nominees

     Jack S. Anderson           Edwin B. King
     William W. Botts           Craig R. Whited

     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------


                                                         FOR  AGAINST  ABSTAIN

PROPOSAL 2:  The Ratification of the Appointment of      [ ]    [ ]      [ ]
             independent public accountants.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. If no direction is made, this proxy will be voted for Proposals 1 and 2. Any prior proxy is hereby revoked.


                                                                        , 2000
                              -----------------------------------------


                              ------------------------------------------------
                                                   Signature

                              ------------------------------------------------
                                             Signature if held jointly

                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AT THE LEFT. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.